                                                                      EXHIBIT 10
                          FIRST AMENDMENT TO AGREEMENT
                           AND PLAN OF MERGER AND TO
                           SUPPLEMENTAL AGREEMENT TO
                          AGREEMENT AND PLAN OF MERGER


                 THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND TO SUPPLEMENTAL AGREEMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment") is made and entered into as of this 22nd day of December, 1993, by and between KeyCorp, a corporation organized and existing under the laws of the State of New York ("KeyCorp"), and Society Corporation, a corporation organized and existing under the laws of the State of Ohio ("Society"). Except as otherwise provided herein, the capitalized terms used but not defined herein shall have the meanings assigned to them in the Supplemental Agreement (as hereinafter defined).


                              W I T N E S S E T H:

                 WHEREAS, KeyCorp and Society have entered into an Agreement and Plan of Merger, dated as of October 1, 1993 (the "Merger Agreement"), and a Supplemental Agreement to Agreement and Plan of Merger, dated as of October 1, 1993 (the "Supplemental Agreement"), which together provide for the merger of KeyCorp into and with Society, with Society as the surviving corporation under the name Key Bancs, Inc. (the "Surviving Corporation") and the conversion of KeyCorp Common Stock into Surviving Corporation Common Stock and KeyCorp Series B Preferred Stock into Surviving Corporation Class A Preferred Stock;

                 WHEREAS, KeyCorp and Society deem it desirable that the definitions of "Insider Director" contained in the Supplemental Agreement and the Surviving Corporation Regulations attached to the Merger Agreement as
Exhibit II be amended;

                 WHEREAS, KeyCorp and Society deem it desirable that the KeyCorp Stock Option Plans be assumed, at the Effective Time, by the Surviving Corporation so that the Surviving Corporation may, if it so elects, grant stock options and stock appreciation rights thereunder from and after the Effective Time;

                 WHEREAS, KeyCorp and Society deem it desirable that certain terms of the Surviving Corporation Articles of Incorporation attached to the Merger Agreement as Exhibit I relating





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
to certain voting rights of the preferred stockholders of the Surviving Corporation be amended;

                 WHEREAS, KeyCorp and Society deem it desirable that the Surviving Corporation have the name "Key Bancshares Inc." (or such other variant thereof, including, without limitation, "KeyCorp", as the respective Boards of Directors of KeyCorp and Society shall mutually determine prior to the Effective Time) rather than "Key Bancs, Inc."; and

                 WHEREAS, KeyCorp and Society deem it desirable that certain of the terms of the Supplemental Agreement relating to survival of representations, warranties, obligations, covenants, and agreements beyond the Effective Time be amended.


                             STATEMENT OF AGREEMENT

                 NOW, THEREFORE, KeyCorp and Society hereby agree that the Merger Agreement and the Supplemental Agreement be amended as follows:

                 Section 1. Section 1.11 of the Supplemental Agreement is hereby amended to read as follows:

                      "INSIDER DIRECTOR" shall mean, with respect to Society, any person who, as of immediately prior to the Effective Time, was a current or former officer of Society or any of its Subsidiaries or any predecessor or constituent (by merger, consolidation, or otherwise) of Society or any of its Subsidiaries, and, with respect to KeyCorp, any person who, as of immediately prior to the Effective Time, was a current or former officer of KeyCorp or any of its Subsidiaries or any predecessor or constituent (by merger, consolidation, or otherwise) of KeyCorp or any of its Subsidiaries, but shall not include H. Douglas Barclay or Henry S. Hemingway.

                 Section 2.  The last sentence of the second paragraph of
Section 1 of Article II of the Surviving Corporation Regulations attached to the Merger Agreement as Exhibit II is hereby amended to read as follows:

                      "Insider Director" shall mean any person who, as of immediately prior to the Effective Time, was a current or former officer of the Corporation or any of its subsidiaries or any predecessor or constituent (by merger, consolidation, or otherwise) of the Cor-





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
    poration or any of its subsidiaries, but shall not include H. Douglas Barclay or Henry S. Hemingway.

                 Section 3. Section 4.4 of the Merger Agreement is hereby amended by designating the existing text of Section 4.4 as paragraph "(a)" and by adding the following paragraph (b) to the end of Section 4.4:

                     (b) At the Effective Time, the KeyCorp Stock Option Plans shall be automatically and without further action assumed by the Surviving Corporation (and thereupon become stock option and stock appreciation rights plans of the Surviving Corporation) as follows: (i) each option or right granted under a KeyCorp Stock Option Plan from and after the Effective Time shall be solely for or in respect of shares of Surviving Corporation Common Stock, notwithstanding any contrary provisions of the applicable KeyCorp Stock Option Plan, (ii) the Surviving Corporation and its Compensation and Organization Committee shall be substituted for KeyCorp and the Committee of the KeyCorp Board of Directors administering the applicable KeyCorp Stock Option Plan, and (iii) references to KeyCorp shall be deemed to be references to the Surviving Corporation, references to KeyCorp's By-Laws shall be deemed to be references to the Regulations of the Surviving Corporation, and any similar references shall be appropriately conformed.

                    Section 4. The term "Key Bancs, Inc.", as referred to from time to time in the Merger Agreement, the Supplemental Agreement, and the exhibits to each of them, is hereby amended to read "Key Bancshares Inc." in each of such agreements and exhibits, including, without limitation, in Article I of the Surviving Corporation Articles of Incorporation attached to the Merger Agreement as Exhibit I; provided, however, that if the respective Boards of Directors of KeyCorp and Society mutually agree, prior to the Effective Time, that a variation of the name "Key Bancshares Inc.", including, without limitation, the name "KeyCorp", shall be the name of the Surviving Corporation, each such reference to "Key Bancshares Inc." shall automatically, without further action by KeyCorp and Society, be replaced with the name agreed upon by the respective Boards of Directors of KeyCorp and Society.

                    Section 5.  The first sentence of Section 2(b) of Part B of
Article IV of the Surviving Corporation Articles of Incorporation attached to the Merger Agreement as Exhibit I is hereby amended by adding the following language to the end of that sentence:

    or until non-cumulative dividends have been paid regularly for at least one full year.





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                    Section 6.  Sections 2(c) and 2(d) of Part B of Article IV
of the Surviving Corporation Articles of Incorporation attached to the Merger Agreement as Exhibit I are hereby amended to read as follows:

                   (c) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect any amendment, alteration, or repeal of any of the provisions of these articles of incorporation or the regulations of the Corporation which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of Preferred Stock (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent); provided, however, that neither the amendment of these articles of incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with the Preferred Stock, nor the amendment of the regulations so as to change the number of directors of the Corporation, shall be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of Preferred Stock (and any such amendment referred to in this proviso may be made without the vote or consent of the holders of the Preferred Stock); and provided further that if such amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

                   (d) The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock and, if the holders of 10% Cumulative Preferred Stock are entitled to vote on such matter pursuant to Section 5 of Part A of this Article IV, the 10% Cumulative Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock and, if applicable, 10% Cumulative Preferred Stock shall vote as a single class shall be necessary to effect any one or more of the following:

                   (i) The authorization of, or the increase in the authorized number of, any shares





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
                        of any class ranking prior to the Preferred Stock; or

                   (ii) The purchase or redemption for sinking fund
                        purposes or otherwise of less than all of the then outstanding Preferred Stock except in accordance with a purchase offer made to all holders of record of Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                    Section 7. Section 10.3 of the Supplemental Agreement is hereby amended by adding the following sentence after the last sentence of said
Section 10.3:

    Notwithstanding anything to the contrary in this Supplemental Agreement, in general, and in this Section 10.3 in particular, and in the Merger Agreement, the respective representations, warranties, obligations, covenants, and agreements of the Parties that will survive the Effective Time pursuant to this Section 10.3 shall be deemed to be automatically amended to the extent necessary to conform to the provisions of the Surviving Corporation Articles of Incorporation and/or the Surviving Corporation Regulations as either of them may be from time to time amended after the Effective Time pursuant to the provisions thereof or applicable law.

                    Section 8. Except as amended by this First Amendment, the Merger Agreement, the Supplemental Agreement, and the exhibits to each of them remain in full force and effect without alteration or change.

                    Section 9. This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio except to the extent the laws of the Business Corporation Law of the State of New York shall be applicable.

                   Section 10. This First Amendment may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to be executed on its behalf and its corporate seal hereunto affixed and attested by officers thereunto duly authorized all as of the day and year first written above.





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                                    KEYCORP


                                          By: /s/ Victor J. Riley, Jr.
                                              ---------------------------
                                              Name:  Victor J. Riley, Jr.
                                              Title: Chairman, President &
                                                     Chief Executive Officer
ATTEST: /s/ Robert W. Bouchard
        ---------------------------
        Name:  Robert W. Bouchard
        Title: Executive Vice President                 [CORPORATE SEAL]
               & Secretary


                                          SOCIETY CORPORATION

                                          By: /s/ Robert W. Gillespie
                                              -----------------------------
                                              Name:  Robert W. Gillespie
                                              Title: Chairman of the Board

                                         And: /s/ Lawrence J. Carlini
                                              ------------------------------
                                              Name:  Lawrence J. Carlini
                                              Title: General Counsel

                                                        [CORPORATE SEAL]





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